EXHIBIT 10.43
Cing2284.A.003
This Amendment (cing2284.A.003), effective as of March 1, 2008 (“Effective Date”), between StarTek USA, Inc. (“StarTek”), a Delaware corporation, and AT&T Mobility LLC, (“AT&T Mobility”) a Delaware limited liability company, on behalf of itself and its Affiliates, amends that certain Provider Master Service Agreement dated January 1, 2002.
RECITALS
WHEREAS, AT&T Wireless Services, Inc. and StarTek entered into a Provider Master Service Agreement on January 1, 2002 (the “MSA”);
WHEREAS AT&T Wireless Services, Inc. assigned its rights and delegated its duties under the MSA and all statements of work thereunder to AT&T Mobility;
WHEREAS AT&T Mobility and StarTek desire to amend the term of the MSA;
NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the MSA as follows:
1.	Section 8. “Term and Extension of Relationship” of the MSA is hereby deleted in its entirety and it is replaced by the following:

“8. Term and Extension of Relationship

This MSA is effective as of March 21, 2002 (‘Effective Date’) and ends on March 31, 2008.”

3.	Except as amended by this Amendment, the MSA and all responsibilities are not otherwise modified, revoked or superseded and remain in full force and effect.
IN WITNESS WHEREOF, the parties execute this Amendment as of the date stated above.

AT&T Mobility LLC by its authorized	StarTek USA, Inc.
Representative AT&T Services, Inc.

By: /s/ George Atchison	By: /s/ A. L. Jones

Printed Name: George Atchison	Printed Name: A. L. Jones

Title: Senior Contract Manager	Title: CEO

Date: 2/28/2008	Date: 2/28/2008
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T Mobility, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.